Consent of KPMG LLP



The Board of Directors
Union Acceptance Corporation:


We consent to incorporation by reference in the Registration Statements (Nos. 333-09717 and 333-91131) on Form S-8 of Union Acceptance Corporation of our report dated August 27, 1998 relating to the consolidated statements of earnings
(loss), shareholders' equity and cash flows for the year ended June 30, 1998, which report appears in the June 30, 2000 Annual Report on Form 10-K of Union Acceptance Corporation.




/s/ KPMG LLP

KPMG LLP
Indianapolis, Indiana
September 26, 2000